UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2016

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing

On January 13, 2016, Swisher Hygiene Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that it was withdrawing its request for a hearing before the Nasdaq Listing Qualifications Panel. The Company had earlier requested the hearing in response to its receipt of a delist determination from the Nasdaq Listing Qualifications Staff (the “Staff”), dated November 12, 2015.  As a result of the Company’s sale of substantially all of its operations to Ecolab Inc., the Staff’s letter indicated that it believes the Company is a “public shell” and, in accordance with Nasdaq Listing Rule 5100, the continued listing of the Company’s securities on the Nasdaq Capital Market is no longer warranted.  On January 13, 2016, Nasdaq informed the Company that trading in the Company’s common stock will be suspended on the Nasdaq Capital Market effective with the open of business on Friday, January 15, 2016, and that it will initiate the formal delisting process.

 Effective with the open of business on Friday, January 15, 2016, the Company’s common stock will trade on the OTCQB Marketplace, and will continue to trade under the ticker symbol “SWSH”.  Beginning Friday, January 15, 2016, investors will be able to view real-time best bid and ask quotes for “SWSH” at http://www.otcmarkets.com and through most online broker websites.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press Release of Swisher Hygiene Inc., dated January 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2016
SWISHER HYGIENE INC.

	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President, Chief Financial Officer and Secretary